EXHIBIT 16.1


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

April  15,  2002


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir/Madam:

We have read the paragraph of Item 4(a) included in the Form 8-K dated April 15, 2002, of CONNECTIVCORP, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very  truly  yours,

/s/  Arthur  Andersen  LLP

Arthur  Andersen  LLP



cc:  Mr.  Elliot  Goldman,  President,  CONNECTIVCORP